United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 8, 2023

Date of Report (Date of earliest event reported)

EMBRACE CHANGE ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41397	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5186 Carroll Canyon Rd San Diego, CA 92121	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 688-4965

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one Ordinary Share of par value $0.0001, one Warrant and one Right	EMCGU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share, included as part of the Units	EMCG	The Nasdaq Stock Market LLC
Warrants included as part of the Units	EMCGW	The Nasdaq Stock Market LLC
Rights included as part of the Units	EMCGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 8, 2023, Zheng Yuan, the Chief Financial Officer of Embrace Change Acquisition Corp. (the “Company”), deposited into the Company’s trust account a principal amount of $100,000, in order to extend the period of time the Company has to complete a business combination for an additional one (1) month period, from November 12, 2023 to December 12, 2023. Ms. Yuan also paid off certain bills with an aggregated amount of $90,111.54 for the Company.

On November 13, 2023, the Company issued an unsecured promissory note (the “Note”), effective as of November 10, 2023, in an amount of $190,111.54 to Ms. Yuan. The Note bears no interest and is repayable in full upon the consummation of the Company’s initial business combination. It is convertible at the Ms. Yuan’s election upon the consummation of the Company’s initial business combination. Upon such election, the Note will convert, at a price of $10.00 per unit, into units identical to the private placement units issued in connection with the Company’s initial public offering.

The Note is filed as Exhibit 10.1.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. An aggregate of 19,011 private placement units of the Company would be issued if the entire principal balance of the Note is converted. The rights constituting a part of the units are exchangeable, subject to the terms and conditions of the rights, for ordinary shares as provided in the right agreement governing the rights. The warrants constituting a part of the units are exercisable, subject to the terms and conditions of the warrants, for ordinary shares as provided in the warrant agreement governing the warrants. The Company has relied upon Section 4(a)(2) of the Securities Act of 1933, as amended, in connection with the issuance and sale of the Note, as it was issued to sophisticated investors without a view to distribution, and was not issued through any general solicitation or advertisement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

10.1	Promissory Note issued by the Company to Zheng Yuan on November 13, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2023

EMBRACE CHANGE ACQUISITION CORP.

By:	/s/ Jingyu Wang
Name:	Jingyu Wang
Title:	Chief Executive Officer